UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2006

MEDINA INTERNATIONAL CORP. (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50482
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

1305 – 1090 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3V7
(Address of principal executive offices and Zip Code)

604-685-9316 Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On February 23, 2006, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to Gordon Hughes & Banks, LLP, an independent registered firm of Certified Public Accountants. Accordingly, Wheeler Wasoff, P.C resigned on February 23, 2006.

A former principal of Wheeler Wasoff, P.C., who was the engagement partner with the registrant during Wheeler Wasoff, P.C.’s engagement, recently joined Gordon, Hughes & Banks, LLP. The board of directors believes that Gordon, Hughes & Banks, LLP will be better able to service our needs due to this past working relationship.

During the two most recent fiscal years and the subsequent interim period through February 23, 2006, there were no disagreements with Wheeler Wasoff, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Wheeler Wasoff, P.C., would have caused Wheeler Wasoff, P.C. to make reference to the subject matter of the disagreements in connection with their report. The accountant’s report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

We provided Wheeler Wasoff, P.C. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Wheeler Wasoff, P.C. is filed as Exhibit 16.1 to this Form 8-K.

We have engaged the firm of Gordon, Hughes & Banks, LLP, effective as of February 23, 2006. Gordon, Hughes & Banks, LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1     Letter dated March 6, 2006 from Wheeler Wasoff, P.C. regarding change in independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDINA INTERNATIONAL CORP.

By: /s/ Nick DeMare

Nick DeMare
Treasurer, Chief Financial Officer and Director
Date: March 6, 2006